UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Citius Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Citius Pharmaceuticals, Inc.

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 10, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citius Pharmaceuticals, Inc. The meeting will be held on February 10, 2020 at 8:00 a.m. (local time) at the Company’s headquarters at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016, for the following purposes:

1.	To elect seven directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for the year ending September 30, 2020;

3.	To approve the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the Annual Meeting is December 12, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Myron Holubiak
Director, Chief Executive Officer and President

You are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your vote is important, no matter how many shares you owned on the record date. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 10, 2020.

Our proxy statement and Annual Report on Form 10-K for the year ended September 30, 2019 are available at https://materials.proxyvote.com/17322U.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the Annual Meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Citius Pharmaceuticals, Inc.

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 10, 2020

This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Citius Pharmaceuticals, Inc. (“Citius”, the “Company”, “we”, “our”, or “us”) in connection with the 2020 Annual Meeting of stockholders of the Company to be held on February 10, 2020 at 8:00 a.m. (local time) at the Company’s headquarters located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 (the “Annual Meeting”).

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice of meeting, this proxy statement, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about December 20, 2019. We mailed a Notice of Internet Availability of Proxy Materials on or about December 20, 2019 to our stockholders of record and beneficial owners as of December 12, 2019, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request. The proxy materials and the accompanying Annual Report on Form 10-K are available at https://materials.proxyvote.com/17322U.

VOTING SECURITIES

The close of business on December 12, 2019 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 28,930,493 shares of common stock, each of which is entitled to one vote on each matter at the Annual Meeting.

Pursuant to the Company’s bylaws the vote of a majority of shares of common stock either present in person or represented by proxy and entitled to vote will be required to (i) elect directors, (ii) ratify the selection of the independent auditors for the fiscal year ending September 30, 2020, and (iii) approve the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan.

The presence, in person or by properly executed proxy, of the holders of shares of common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Holders of shares of common stock represented by a properly signed, dated and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Annual Meeting as to any proposal as to which the brokers do not have voting instructions or discretion to vote on routine matters. These missing votes are known as “broker non-votes.”

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any compensation for solicitation activities. We plan to retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We mailed a Notice of Internet Availability of Proxy Materials and provided access to these proxy materials because the board of directors of Citius Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2020 Annual Meeting of stockholders. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. The meeting will be held on February 10, 2020 at 8:00 a.m. (local time) at the Company’s headquarters located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions in the Notice of Internet Availability of Proxy Materials to vote via the Internet, by telephone or by mail.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on December 12, 2019, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On December 12, 2019, there were 28,930,493 shares of common stock (each entitled to one vote) outstanding.

Stockholder of Record: Shares Registered in Your Name

If on December 12, 2019, your shares of our common stock were registered directly in your name with our transfer agent, Vstock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy via the Internet, by telephone, or by mail. Whether or not you plan to attend the meeting, we urge you to vote, in whatever manner you prefer, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 12, 2019, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:

1.	to elect seven directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	to ratify the selection of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for the fiscal year ending September 30, 2020; and

3.	to approve the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxy card or voter instruction card will vote the shares they represent using their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 12, 2019.

What is the quorum requirement?

A majority of our outstanding shares of common stock entitled to vote as of the record date must be present at the
Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

●	are present and entitled to vote in person at the Annual Meeting;

●	properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting; or

●	do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

If you are present in person or by proxy at the Annual Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this proxy statement identify the votes needed to approve or ratify the proposed actions. See also “How many votes are needed to approve each Proposal?”

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy via the Internet, by telephone or by mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote, in whatever manner you prefer, to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted via the Internet, by telephone or by mail. You may vote as follows:

●	Via the Internet by accessing the proxy materials on the secure website https://www.proxyvote.com and following the voting instructions on that website;

●	Via telephone by calling toll free 1-800-690-6903 in the United States or outside the United States and following the recorded instructions;

●	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request; or

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided to you a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How are votes counted?

You may vote “FOR”, “AGAINST”, “ABSTAIN” or “WITHHOLD”, as the case may be, to (i) to elect seven directors to serve until the 2021 Annual Meeting of Stockholders; (ii) ratify the selection of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for the fiscal year ending September 30, 2020; and (iii) approve the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan.

If you mail your proxy, vote via the Internet or by telephone, but withhold or abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you withheld or abstained from voting. If you abstain or withhold from voting on a proposal, your abstention or withheld vote has the same effect as a vote against that proposal. See “How many votes are needed to approve each Proposal?”

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, your brokerage firm may still be able to vote your shares with respect to “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Your broker does not have discretionary authority to vote shares for the election of directors or for the approval of the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan, but will have discretionary authority to vote on the proposal relating to the ratification of the selection of the accounting firm. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm).

How many votes are needed to approve each Proposal?

Proposal	Vote Required	Broker Discretionary Vote Allowed

Election of seven members to our Board of Directors	A majority of the votes represented at the meeting and entitled to vote.	No

Ratification of the selection of Wolf & Company, P.C., an Independent Registered Public Accounting Firm, as the auditor for our Fiscal Year Ending September 30, 2020	A majority of the votes represented at the meeting and entitled to vote.	Yes

Approval of the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan	A majority of the votes represented at the meeting and entitled to vote.	No

Can I change my vote after submitting my proxy, voting via the Internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

●	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM Eastern Time on February 9, 2020.

●	You may submit another properly completed proxy card with a later date.

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Citius Pharmaceuticals, Inc., 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016.

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy from them as described in the answer to a previous question.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. Please vote your shares via the Internet, by telephone or by mail for each Notice of Internet Availability of Proxy Materials you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

All of the expenses involved in preparing, assembling and mailing the proxy materials and all costs of soliciting proxies will be paid by us. In addition to the delivery of the Notice of Internet Availability of Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone, by facsimile, by electronic mail or by other means of communication. We will not pay our directors, officers and employees any compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the Board of Directors shall be not less than six and may consist of such larger number as may be determined from time to time by the Board. There are seven directors presently serving on our Board, and the number of directors to be elected at the Annual Meeting is seven. Each elected director will serve until the Company’s 2021 Annual Meeting of Stockholders or until a successor is elected and qualified. All of the nominees currently serve on the Board.

The Board of Directors has determined that directors Suren Dutia, Carol Webb, Dr. William Kane, Howard Safir and Dr. Eugene Holuka are independent under the applicable NASDAQ listing standards. The Board has determined that director Leonard Mazur, the Executive Chairman and Secretary, and Myron Holubiak, the Chief Executive Officer and President, are not independent under that definition due to being employed by the Company. In addition to the specific bars to independence set forth in the applicable rules, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years. None of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, a proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

Biographical and certain other information concerning the Company’s nominees for election to the Board of Directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting company. We are not aware of any proceedings to which any of our directors or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Director Nominees with Terms Expiring in 2020

The following sets forth information concerning our director nominees as of November 30, 2019:

Name	Age
Myron Holubiak	72
Leonard Mazur	74
Suren Dutia	77
Carol Webb	73
Dr. William Kane	76
Howard Safir	73
Dr. Eugene Holuka	60

Myron Holubiak

Myron Holubiak is the President, Chief Executive Officer and has been a member of the Board since October 2015. Mr. Holubiak has extensive experience in managing and advising large and emerging pharmaceutical and life sciences companies. Mr. Holubiak was the President of Roche Laboratories, Inc. (“Roche”), a major research-based pharmaceutical company, from December 1998 to August 2001. Prior to that, he held sales and marketing positions at Roche during his 19-year tenure. From September 2002 to July 2016, Mr. Holubiak served on the board of directors and for the last two years was the Chairman of the board of directors of BioScrip, Inc. (“BioScrip”) (Nasdaq: BIOS). BioScrip is a leading national provider of infusion and home care management solutions. Since July 2010, Mr. Holubiak has served as a member of the board of directors of Assembly Biosciences, Inc. (“Assembly”) (Nasdaq: ASMB) and its predecessor Ventrus Biosciences, Inc. Assembly is a biopharmaceutical company developing innovative treatments for hepatitis B virus infection (HBV) and C. difficile-associated diarrhea (CDAD). Additionally, Mr. Holubiak serves as a director for bioAffinity Technologies Inc., a privately held company. In March 2013, Mr. Holubiak founded Leonard-Meron Biosciences, Inc. (“LMB”), the Company’s wholly-owned subsidiary, and he served as the Chief Executive Officer and President of LMB until March 2016. In addition, Mr. Holubiak was also a trustee of the Academy of Managed Care Pharmacy Foundation from April 2013 to April 2015. Mr. Holubiak received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh; he received advanced business training from the Harvard Business School and the University of London; and advanced training in health economics from the University of York’s Centre for Health Economics.

The Board believes that Mr. Holubiak is qualified to serve as a director because of his industry knowledge and experience managing both large and small pharmaceutical companies.

Leonard Mazur

Leonard Mazur is the Executive Chairman and Secretary of the Company and has been a member of the Board since September 2014. Mr. Mazur is the co-founder and Vice Chairman of Akrimax Pharmaceuticals, LLC (“Akrimax”), a privately held pharmaceutical company specializing in producing cardiovascular and general pharmaceutical products. Akrimax was founded in September 2008 and has successfully launched prescription drugs while acquiring drugs from major pharmaceutical companies. From January 2005 to May 2012, Mr. Mazur co-founded and served as the Chief Operating Officer of Triax Pharmaceuticals LLC (“Triax”), a specialty pharmaceutical company producing prescription dermatological drugs. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc. (“Genesis”), a dermatological products company that marketed its products through dermatologists’ offices as well as co-promoting products for major pharmaceutical companies. In 2003, Mr. Mazur successfully sold Genesis to Pierre Fabre, a leading pharmaceutical company. Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation as executive vice president, ICN Pharmaceuticals, Inc. as vice president, sales & marketing, Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor College, is a recipient of the Ellis Island Medal of Honor and was previously the chairman of the board of directors of LMB, the Company’s wholly-owned subsidiary. Mr. Mazur received both his B.A. and M.B.A. from Temple University and has served in the U.S. Marine Corps Reserves.

The Board believes that Mr. Mazur is qualified to serve as a director because of his entrepreneurial experience and marketing knowledge in the pharmaceutical industry.

Suren Dutia

Suren Dutia has been a member of the Board since October 2015. Mr. Dutia has served as Senior Fellow of the Ewing Mario Kauffman Foundation since March 2011 and as Senior Fellow of Skandalaris Center for Entrepreneurial Studies at Washington University, St. Louis since 2013. He has served as a member of the advisory board of Center for Digital Transformation, University of California, Irvine since May 2012 and as chairman of the board of directors of AccelPath, LLC since October 2009. From February 2006 to May 2010, Mr. Dutia served as the Chief Executive Officer of TiE Global, a non-profit organization involved in globally fostering entrepreneurship. From February 2011 to May 2013, Mr. Dutia served as a director of LifeProof Cases and from July 2000 to December 2011, he served as a director of Anvita Health. From 1989 to 1998, Mr. Dutia served as the Chief Executive Officer and chairman of the board of directors of Xscribe Corporation. Prior to his positions with Xscribe Corporation, Mr. Dutia held several positions with Dynatech Corporation, and in addition, he was the president of a medical instruments company. Previously, Mr. Dutia worked for the U.S. Department of Education. Mr. Dutia received his B.S. and M.S. degrees in chemical engineering and B.A. in political science from Washington University, St. Louis. In addition, he obtained an M.B.A. from University of Dallas.

The Board believes that Mr. Dutia is qualified to serve as a director because of his financial management background, his involvement with start-up companies and his management skills.

Carol Webb

Carol Webb has served as a director of LMB since March 17, 2014 and, upon LMB’s acquisition by the Company in March 2016, a director of the Company. From 2000 to 2005, she served as Company Group Chairman of Johnson & Johnson. From 1987 to 2000 she served in various capacities at Ortho Biotech, including President, Vice President, Executive Director, Product Management and Senior Product Director. From 1972 to 1983, Ms. Webb worked in various positions at Roche Laboratories, including Sales Representative, Sales Trainer, Product Manager and Manager of Public Policy. Ms. Webb received her B.S. in Biology from Bowling Green State University.

The Board believes that Ms. Webb is qualified to serve as a director because she brings over 40 years of pharmaceutical sales, marketing and business development experience to our Board of Directors.

Dr. William Kane

Dr. William (Terry) Kane served as a director of LMB from March 28, 2014 until LMB’s acquisition by the Company in March 2016. Since the acquisition of LMB by the Company, Dr. Kane has served as a director of the Company. He has served as a Clinical Professor at Duke University Medical Center since 2003. From 2008 to 2012, Dr. Kane was on the Board of the First Flight Venture Center (“FFVC”) in Research Triangle Park, North Carolina and chaired the FFVC Board from 2012 to 2016. From 2006 to 2009, he served as the Chief Executive Officer of RadarFind Corporation, and from 2002 to 2003, he served as the Interim Chief Medical Officer of Mercy Fitzgerald Hospital. From 1996 until 2002, Dr. Kane served as the President and Chief Executive Officer of InteCardia, Inc., and from 1995 until 1996, he was a healthcare consultant. From 1993 to 1995, Dr. Kane served in various capacities at Sharp Healthcare including Executive Vice President, Operations and Executive Vice President, Community Care. From 1992 to 1993, he was the Senior Vice President, Medical Affairs at Independence Blue Cross, and from 1990 to 1992, he served in various capacities at CentraState Medical Center including President, Chief Executive Officer, Executive Vice President and Chief Operating Officer. From 1989 to 1990, Dr. Kane was with Cain Brothers, Shattuck & Co., and from 1988 to 1989, he was the Senior Vice President, Health Services Division of American International Healthcare (formerly JBI). From 1986 to 1987, Dr. Kane was the Executive Vice President and Corporate Medical Director of CIGNA Healthplan, Inc., and from 1984 to 1986, he was at U.S. Healthcare, Inc. and served in various capacities including Senior Vice President Medical Delivery, President and Senior Medical Director. Dr. Kane is currently the chair of the board of directors of Research Triangle Park and was a past member of the board of directors of Pisacano Leadership Foundation and Make-A-Wish Foundation. In addition, he previously served on the Management Advisory Committee of Cornucopia House Cancer Support Center. Dr. Kane received his B.S. in Biology from the University of Scranton and his M.D. with Honors from the Temple University School of Medicine.

The Board believes that Dr. Kane is qualified to serve as a director because of his extensive experience and leadership in the healthcare industry.

Howard Safir

Howard Safir served as a director of LMB from April 2014 until LMB’s acquisition by the Company in March 2016. Since the acquisition of LMB by the Company, Mr. Safir has served as a director of the Company. He has served as Chairman and Chief Executive Officer of VRI Technologies LLC, a security consulting and law enforcement integrator since July 2010. From 2001 until 2010, Mr. Safir served as the Chairman and Chief Executive Officer of Safir Rosetti, a provider of security and investigation services and a wholly-owned subsidiary of Global Options Group Inc. Mr. Safir served as the Vice Chairman of Global Options Group Inc. from its 2005 acquisition of Safir Rosetti until 2010. He served as Chief Executive Officer of Bode Technology, also a wholly-owned subsidiary of Global Options Group Inc., from 2007 to 2010. Mr. Safir served as a director of Implant Sciences Corporation (OTCQB: IMSC), an explosives device detection company, until its acquisition by L3 Technologies. Mr. Safir currently serves as a director of LexisNexis Special Services, Inc., a leading provider of information and technology solutions to governments, as well as Verint Systems Inc (NASDAQ: VRNT), a provider of software and hardware products for customer engagement management, security, surveillance, and business intelligence. During his career, Mr. Safir served as the 39th Police Commissioner of the City of New York, as Associate Director for Operations, U.S. Marshals Service and as Assistant Director of the Drug Enforcement Administration.

The Board believes that Mr. Safir is qualified to serve as a director because of his background of serving on public company boards and his business experience.

Dr. Eugene Holuka

Dr. Eugene Holuka has served as a director of the Company since June 2016. Dr. Holuka is an internist and has practiced in critical care medicine for almost 30 years. He is presently an attending physician at the Staten Island University Hospital where he has practiced since 1991. Dr. Holuka has also served as an Adjunct Clinical Assistant Professor at the Touro College of Osteopathic Medicine since 2011. From April 2014 until the acquisition of LMB by the Company in March 2016, he was a member of the LMB Scientific Advisory Board. Dr. Holuka received the Ellis Island Medal of Honor in 2000 and has served on the NECO Committee Board since 2005. He was an Executive Committee Member on the Forum’s Children Foundation from 2000 until 2008.

The Board believes that Dr. Holuka is qualified to serve as a director because of his extensive experience in the healthcare industry.

Required Vote

Provided there is a quorum for the meeting, pursuant to the terms of our Bylaws, the election of each director requires the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on this Proposal No. 1. Broker non-votes, if any, are not entitled to vote, and therefore will have no effect on the election of directors. Withheld votes, if any, are entitled to vote, and therefore will have the same effect as a vote against the election of directors.

Recommendation

Our Board unanimously recommends that stockholders vote FOR the election of the seven nominees for election to the Board for a one-year term.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF WOLF & COMPANY, P.C.,

AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE AUDITOR OF THE COMPANY

FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020

The Company’s stockholders are being asked to ratify the Board of Directors’ selection of Wolf & Company, P.C. (“Wolf”), an independent registered public accounting firm, as the auditor of the Company for fiscal year ending September 30, 2020. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of the Company and our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

A representative of Wolf is not expected to be present in person but will attend telephonically the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Required Vote

Provided there is a quorum for the meeting, ratification of the appointment of Wolf as our auditor for the fiscal year ending September 30, 2020 requires the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on this Proposal No. 2. Broker non-votes and abstentions, if any, are entitled to vote, and therefore will have the same effect as a vote against this Proposal No. 2.

Recommendation

Our Board unanimously recommends that stockholders vote FOR the ratification of the Board of Directors’ appointment of Wolf & Company, P.C., an independent registered public accounting firm, as the auditor of the Company for fiscal year 2020.

PROPOSAL 3

APPROVAL OF THE CITIUS PHARMACEUTICALS, INC.

2020 OMNIBUS STOCK INCENTIVE PLAN

On December 10, 2019, our Board adopted the Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan, or the 2020 Plan, subject to stockholder approval. Pursuant to the 2020 Plan, we may grant up to a maximum of 3,135,000 shares (subject to adjustment as described below) of our common stock as long-term equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, or other stock awards, or collectively, stock rights, to employees, consultants, and directors of our Company, or collectively, participants. We believe that the effective use of long-term equity incentives is essential to attract, motivate, and retain employees of our Company, to further align participants’ interests with those of our stockholders, and to provide participants incentive compensation opportunities that are competitive with those offered by other companies in the same industry and location as ours.

In this Proposal No. 3, we are asking our stockholders to approve the 2020 Plan. The full text of the 2020 Plan is attached as Appendix A to this proxy statement.

As of November 30, 2019, approximately 9 employees, 7 consultants and advisors as well as five non-executive directors were eligible to participate in the Plan. The closing price of our Company’s common stock on the NASDAQ Capital Market on December 16, 2019 was $0.64.

Vote Required

Provided there is a quorum for the meeting, approval of the 2020 Plan requires the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on this Proposal No. 3. Broker non-votes, if any, are not entitled to vote, and therefore will have no effect on this Proposal No. 3 to approve our 2020 Plan. Abstentions, if any, are entitled to vote, and therefore will have the same effect as a vote against this Proposal No. 3.

Recommendation

Our Board unanimously recommends that stockholders vote FOR the 2020 Plan.

Summary of the 2020 Plan

Following is a summary of the principal features of the 2020 Plan. For additional information, please refer to the specific provision of the full text of the 2020 Plan set forth in Appendix A to this proxy statement.

Administration

The 2020 Plan is administered by the Compensation Committee of the Company’s Board of Directors, but the Board of Directors may exercise any of the powers and authority of the Committee. The Committee has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the 2020 Plan to a subcommittee of the Committee, or to officers or employees of the Company, as the Committee deems appropriate.

Shares Subject to the 2020 Plan

The maximum number of shares of the Company’s common stock reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan, will be equal to the sum of (i) 3,000,000 shares plus (ii) the number of shares available for grant under the 2018 Omnibus Stock Incentive Plan (up to a maximum of 135,000 shares, which is the number available under the 2018 Omnibus Stock Incentive Plan as of November 30, 2019) as of the effective date of the 2020 Plan, for a maximum of 3,135,000 shares.

With respect to awards made under the 2020 Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the 2020 Plan. On the exercise of a SAR, only the number of shares actually issued will be counted against the number of shares reserved for grant under the 2020 Plan. Shares to be issued or purchased under the 2020 Plan will be authorized but unissued shares of common stock. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the 2020 Plan.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee, director or consultant providing services to the Company or its affiliates.

The maximum awards that can be granted under the 2020 Plan to a single participant in any calendar year will be 2,000,000 shares of common stock (whether through grants of options or SARs or other awards of common stock or rights with respect thereto).

Types of Awards

Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

The exercise price for stock options will be determined by the Committee in its discretion, but in the case of incentive stock options may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Committee that in the case of incentive stock options may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years The 2020 Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights. The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Committee in its discretion. Upon exercise of a SAR, payment to the participant may be made in cash or in shares of the Company’s common stock having a value equal to the amount of the payment, or in a combination of cash and such shares, as determined by the Committee. SARs must be exercised within a period fixed by the Committee. The 2020 Plan provides for earlier termination of SARs upon the participant’s termination of service, unless extended by the Committee, but in no event may a SAR be exercised after its fixed expiration date.

Restricted Shares and Restricted Stock Units. The Committee may award to a participant shares of the Company’s common stock subject to specified restrictions (“restricted shares”). The participant owns restricted shares upon the date of grant, but such restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted stock units”). The terms and conditions of restricted share and restricted stock unit awards are determined by the Committee.

Performance-Based Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. The awards will be subject to the achievement of certain performance criteria as the Committee may determine. The performance criteria established by the Committee may be based on any one of, or combination of, the following criteria:

(A)	Regulatory, clinical or manufacturing milestones;

(B)	Improvement in or attainment of working capital levels;

(C)	Capital targets;

(D)	Improvement in or attainment of expense levels;

(E)	Consummation of acquisitions, dispositions, projects or other specific events or transactions;

(F)	Debt reduction;

(G)	Net earnings or net income (before or after taxes);

(H)	Earnings per share;

(I)	Net sales growth;

(J)	Net operating profit;

(K)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(L)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(M)	Cash flow per share;

(N)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(O)	Gross or operating margins;

(P)	Productivity ratios;

(Q)	Share price (including, but not limited to, growth measures and total stockholder return);

(R)	Expense targets or ratios;

(S)	Charge-off levels;

(T)	Improvement in or attainment of revenue levels;

(U)	Margins;

(V)	Operating efficiency;

(W)	Operating expenses; and

(X)	Economic value added.

The Committee may provide in any grant of an award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) “extraordinary items” for the applicable performance period, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to employees, any such inclusions or exclusions shall be prescribed in the grant in a form that meets the requirements of Code Section 162(m) for deductibility. For this purpose “extraordinary items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under United States generally accepted accounting principles.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the performance goals described above and under the section of the 2020 Plan titled “Restricted Shares and Restricted Stock Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted stock units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Dividend Equivalents. The Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the 2020 Plan.

Awards Granted Under the 2020 Plan

As of the date of this proxy statement, no specific awards have been granted or are contemplated under the 2020 Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the 2020 Plan are not presently determinable. As a result of the discretionary nature of the 2020 Plan, it is not possible to state who the participants in the 2020 Plan will be in the future or the number of options or other awards to be received by a person or group.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the 2020 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the kind of shares issuable under the 2020 Plan, the maximum number of shares of common stock subject to the 2020 Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may at any time amend or terminate the 2020 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the 2020 Plan without the consent of the recipient. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date. Certain provisions of the 2020 Plan intended to allow for performance-based awards under Section 162(m) of the Code must be renewed by the fifth anniversary of the effective date in order for such awards granted thereafter to qualify as performance-based under Section 162(m) of the Code.

Surrender of Awards and Authority to Reprice

In its discretion, and on terms agreed to between the Company and the participant, the Company may accept the surrender or cancellation of any award outstanding under the 2020 Plan. In addition, provided that stockholder approval is obtained, the Committee may substitute or otherwise grant a new award under the 2020 Plan in connection with the surrender or cancellation of an existing award, including the substitution or grant of (i) an option or SAR with a lower exercise price than the option or SAR being surrendered, (ii) a different type of award upon the surrender or cancellation of an option or SAR with an exercise price above the market value of the underlying stock on the date of such substitution or grant, or (iii) any other award constituting a repricing of an option or SAR.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the 2020 Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the 2020 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes both the option price and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after receipt of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such receipt. The Company will be entitled to a corresponding deduction when the participant recognizes the income. If the participant is an employee, the ordinary income amount, when recognized, will be subject to income tax withholding and payroll taxes. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of receipt of the restricted shares, if the employee elects to be taxed on the fair market value upon receipt). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon receipt, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant will normally not recognize taxable income upon an award of restricted stock units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

Performance Awards, Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

Tax Deductibility of Certain Performance-Based Awards Under the 2020 Plan. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer and the two other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our stockholders. Accordingly, in order to maintain the Company’s ability to fully deduct certain incentive compensation paid pursuant to the 2020 Plan, approval of the 2020 Plan will qualify as approval of the material terms, including the performance goals discussed in the section titled “Types of Awards – Performance-Based Awards” above, under which qualifying performance-based compensation is to be paid.

Effective Date

If approved by the stockholders of the Company, the 2020 Plan will be effective as of the date of such approval by the stockholders. If not approved by the stockholders, any awards previously issued under the 2020 Plan will be terminated, the 2020 Plan will not take effect and no awards will be made under the 2020 Plan.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of September 30, 2019.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,771,039	$4.03	1,090,799	(2)
Equity compensation plans not approved by security holders	--	--	--
Total	1,771,039	$4.03	1,090,799	(2)

(1)	These plans consist of our 2014 Stock Incentive Plan and 2018 Omnibus Stock Incentive Plan.

(2)	Column (c) includes 1,085,000 shares of common stock available for future issuance under our 2018 Omnibus Stock Incentive Plan and 5,799 shares available for future issuance under our 2014 Stock Incentive Plan.

CORPORATE GOVERNANCE

Information Regarding the Board and its Committees

Board Composition

Our Board currently consists of seven members. Each director elected at this meeting will serve until the Company’s 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Our Board of Directors is responsible for the selection of the Chairman of the Board, the Chief Executive Officer and the Lead Independent Director. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Our Board of Directors appointed Myron Holubiak as our Chief Executive Officer and Leonard Mazur as the Executive Chairman of the Board.

There are no family relationships among our executive officers and directors.

Selection of Nominees for our Board of Directors

The Nominating and Governance Committee of our board of directors is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. Board candidates are typically identified by existing directors or members of management. The committee considers the needs for the Board of Directors as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. Each director nominee is recommended by the Nominating and Governance Committee.

Pursuant to the Company’s Bylaws, our stockholders may select individuals to be nominated for election to the Board of Directors by providing written notice to the Company no more than 90 and not less than 60 days before the meeting. Such notice must set forth the following:

●	the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated;

●	the class and number of shares of the Company which are beneficially owned by the stockholder;

●	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

●	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination was made;

●	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and

●	the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected.

Our Nominating and Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations. No stockholder has nominated anyone for election as a director at this Annual Meeting.

Board Independence

After review of all relevant transactions or relationships between each nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors and the Company’s nominees for director are independent within the meaning of the applicable NASDAQ listing standards, except Leonard Mazur, the Executive Chairman and Secretary of the Company, and Myron Holubiak, the Chief Executive Officer and President of the Company.

Board Committees

The Company has a Nominating and Governance Committee, Audit and Risk Committee, and Compensation Committee. The Board has determined that each of the members of the Nominating and Governance, Audit and Risk and Compensation Committees is independent. The adopted written charters for each of these committees are available under the Investors Relations section of our website at www.citiuspharma.com. Each committee is required to perform an annual evaluation of its charter, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Nominating and Governance, Audit and Risk and the Compensation Committees follows.

Audit and Risk Committee

Our Audit and Risk Committee consists of Messrs. Dutia (Chair) and Safir and Dr. Kane. Each of Messrs. Dutia and Safir and Dr. Kane satisfy the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and SEC Rule 10A-3. Our Audit and Risk Committee is responsible for, among other things:

●	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

●	reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

●	establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis; and

●	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis.

Our board of directors has affirmatively determined that Mr. Dutia is designated as the “audit committee financial expert.” The designation does not impose on Mr. Dutia any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors.

Compensation Committee

Our Compensation Committee consists of Mr. Safir (Chair), Ms. Webb and Dr. Holuka. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

●	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

●	reviewing and making recommendations, on an annual basis, to the Board with respect to director compensation; and

●	reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports.

Pursuant to its written charter, our Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our Compensation Committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Dr. Kane (Chair), Dr. Holuka and Ms. Webb. It is responsible for, among other things:

●	identifying and screening candidates for our Board, and recommending nominees for election as directors;

●	establishing procedures to exercise oversight of the evaluation of the Board and management;

●	reviewing the structure of the Board’s committees and recommending to the board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

●	developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct; and

●	generally advising our Board on corporate governance and related matters.

Information Regarding Meetings of the Board and Committees

The business of our Company is under the general oversight of our Board as provided by the laws of Nevada and our bylaws. During the year ended September 30, 2019, our Board held four meetings and took certain actions by unanimous written consent, our Audit and Risk Committee held four meetings and our Compensation Committee held one meeting. Our Nominating and Governance Committee held no meetings in fiscal 2019, acting instead as necessary at meetings of the full Board of Directors at which all members of the Committee were present. In fiscal 2019, each director nominee attended at least 75% of the Board meetings and the meetings of the committee on which he or she served since being appointed to the Board and respective committees.

We do not have a formal policy regarding attendance of Board members at annual meetings, but we encourage them to do so. All directors attended the 2019 Annual Meeting, with all attending in person except one director who attended via telephone.

Code of Ethics

We have adopted a code of ethics relating to the conduct of our business by all of our employees, officers and directors. We have also adopted a corporate communications policy for our employees and directors establishing guidelines for the disclosure of information related to the Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors. Additionally, we have adopted an insider trading policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities and the disclosure of material nonpublic information related to our Company. Each of these policies is posted under the Investors Relations section of our website at www.citiuspharma.com.

Risk Oversight

While management is responsible for managing the day-to-day issues faced by the Company, our Board of Directors has an active role in the oversight of the Company’s risk management efforts. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s appetite for risk. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

In order to promote open discussion among non-employee directors, our Board of Directors has a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by any non-employee director. In June 2016, Howard Safir was selected by the Board to serve as lead independent director until a successor is elected and qualified. As lead independent director, Mr. Safir provides valuable leadership to the independent directors, presides over meetings and sessions of the independent directors, and advises the Board on matters where there may be an actual or perceived conflict of interest.

Stockholder Proposals

Our bylaws establish procedures for bringing business before any annual meeting or special meeting of stockholders and stockholder director nominations. A stockholder entitled to vote in the election of directors may submit a stockholder proposal or nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such proposal or nomination has been delivered to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting.

A stockholder’s notice must set forth:

●	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment;

●	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

●	the class and number of shares that are beneficially owned by such stockholder;

●	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

●	any material interest of the stockholder in such business.

A stockholder must also comply with all applicable laws, rules and regulations, including the Securities Act of 1933, as amended, and rules promulgated thereunder governing proxies and stockholder proposals.

In the absence of such notice to the Company meeting the above requirements, a stockholder will not be entitled to present any business at any meeting of stockholders.

See “Selection of Nominees for our Board of Directors” for procedures for proxy access for stockholder director nominations.

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions, and biographies as of November 30, 2019 are set forth below.

Name	Age	Title

Myron Holubiak	72	President, Chief Executive Officer and Director

Leonard Mazur	74	Executive Chairman and Secretary

Jaime Bartushak	52	Chief Financial Officer

In March 2016, Mr. Mazur was appointed as Executive Chairman and Secretary of the Company and Mr. Holubiak was appointed President and Chief Executive Officer of the Company. On November 27, 2017, Mr. Bartushak was appointed as Chief Financial Officer of the Company. The biographies for Myron Holubiak and Leonard Mazur are contained in the information disclosures relating to the Company’s nominees for director.

Jaime Bartushak

From April 1, 2014 until November 2017, Mr. Bartushak served as Chief Financial Officer of Leonard-Meron Biosciences, Inc. (“LMB”), a wholly-owned subsidiary of the Company. Mr. Bartushak is an experienced finance professional for early stage pharmaceutical companies, and has over 20 years of corporate finance, business development, restructuring, and strategic planning experience. Mr. Bartushak was one of the founders of LMB in 2014 and was instrumental in its startup as well as in obtaining initial investment capital. In 2014, prior to his work at LMB, Mr. Bartushak helped lead the sale of PreCision Dermatology, Inc. to Valeant Pharmaceuticals International, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of November 30, 2019 by (i) each person or group as those terms are used in Section 13(d)(3) of the Exchange Act believed by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and named executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Shares of Common Stock Beneficially Owned (3)

Executive Officers and Directors
Leonard Mazur (4)	17,921,846	48.97%
Myron Holubiak (5)	3,573,507	11.71%
Jaime Bartushak (6)	152,101	*
Suren Dutia (7)	51,667	*
Dr. William Kane (8)	50,404	*
Howard Safir (8)	50,404	*
Carol Webb (8)	50,404	*
Eugene Holuka (9)	40,749	*
All executive officers and directors as a group (8 people)	21,891,081	56.84%

Other 5% holders
Armistice Capital, LLC (10)	2,885,000	9.99%
Craig Drill Capital Corporation (11)	1,448,890	4.99%

* Less than 1%.

(1)	The address for our officers and directors is c/o of the Company, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 30, 2019 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based on 28,930,493 shares of common stock issued and outstanding at November 30, 2019.

(4)	Consists of (i) 10,255,343 shares of common stock, (ii) 302,236 shares of common stock issuable upon exercise of options and (iii) warrants to purchase an aggregate of 7,364,267 shares of common stock.

(5)	Consists of (i) 1,992,243 shares of common stock, (ii) 108,903 shares of common stock issuable upon exercise of options and (iii) warrants to purchase an aggregate of 1,491,976 shares of common stock.

(6)	Consists of (i) 60,353 shares of common stock and (ii) 91,748 shares of common stock issuable upon exercise of options.

(7)	Consists of 51,667 shares of common stock issuable upon exercise of options.

(8)	Consists of 50,404 shares of common stock issuable upon exercise of options.

(9)	Consists of 40,749 shares of common stock issuable upon exercise of options.

(10)	Based on a Schedule 13G filed with the SEC on February 14, 2019 by Armistice Capital, LLC. Includes warrants to purchase 11,028,722 shares of common stock. The warrants held by Armistice are subject to a beneficial ownership limitation of 9.99%, which does not permit Armistice to exercise that portion of the warrants that would result in Armistice and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table give effect to the beneficial ownership limitation. The business address of Armistice Capital, LLC is 510 Madison Avenue, 22nd Floor, New York, New York 10022.

(11)	Based on a Schedule 13G filed with the SEC on May 28, 2019 by Craig Drill Capital Corporation. Includes warrants to purchase 213,106 shares of common stock. The warrants held by Craig Drill Capital Corporation are subject to a beneficial ownership limitation of 4.99%, which does not permit Craig Drill Capital Corporation to exercise that portion of the warrants that would result in Craig Drill Capital Corporation and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table give effect to the beneficial ownership limitation. The business address of Craig Drill Capital Corporation is 724 Fifth Avenue, 9th Floor, New York, New York 10019.

Director Compensation

Director Compensation for the fiscal year ended September 30, 2019

Effective October 1, 2018, the Board approved a compensation plan for non-employee directors after receiving input from Frederic W. Cook & Co. (“FW Cook”), an independent compensation consultant. Non-employee directors each receive an annual retainer of $32,500, but no compensation for meetings attended. In addition: (i) the Lead Independent Director receives an additional annual retainer of $10,000, (ii) the Audit and Risk Committee chairman receives an additional annual retainer of $15,000, the Compensation Committee chairman receives an additional annual retainer of $10,000, and the Nominating and Corporate Governance Committee chairman receives an additional annual retainer of $7,500, and (iii) Audit Committee members receive an annual retainer of $7,500, Compensation Committee members receive an annual retainer of $5,000, and Nominating and Governance Committee members receive an annual retainer of $3,750.

Director compensation for the year ended September 30, 2019 was as follows:

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (1)	All Other Compensation	Total

Suren Dutia (2)	$47,500	--	$19,443	--	$66,943
Carol Webb (3)	$41,250	--	$19,443	--	$60,693
Dr. William Kane (4)	$47,500	--	$19,443	--	$66,943
Howard Safir (5)	$60,000	--	$19,443	--	$79,443
Dr. Eugene Holuka (6)	$41,250	--	$19,443	--	$60,693

(1)	No options were granted in the year ended September 30, 2019. Any dollar amount would represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year on an accrual basis for fees earned and in accordance with FASB ASC Topic 718 for option awards.

(2)	On October 8, 2015, Mr. Dutia was granted options to purchase 26,667 shares of common stock that vested over 14 months. On September 15, 2017, Mr. Dutia was granted options to purchase 10,000 shares of common stock that vested on September 13, 2018. On September 4, 2018, Mr. Dutia was granted options to purchase 15,000 shares of common stock that vested on September 4, 2019. On October 8, 2019, Mr. Dutia was granted options to purchase 25,000 shares of common stock that vest on October 8, 2020, which are not included in the table above.

(3)	On March 17, 2014, Ms. Webb was granted options to purchase 12,071 shares of common stock by LMB that vested over 36 months and were assumed by the Company when it acquired LMB. On June 23, 2016, Ms. Webb was granted options to purchase 13,334 shares of common stock that vested over 12 months. On September 15, 2017, Ms. Webb was granted options to purchase 10,000 shares of common stock that vested on September 13, 2018. On September 4, 2018, Ms. Webb was granted options to purchase 15,000 shares of common stock that vested on September 4, 2019. On October 8, 2019, Ms. Webb was granted options to purchase 25,000 shares of common stock that vest on October 8, 2020, which are not included in the table above.

(4)	On March 28, 2014, Dr. Kane was granted options to purchase 12,071 shares of common stock by LMB that vested over 36 months and were assumed by the Company when it acquired LMB. On June 23, 2016, Dr. Kane was granted options to purchase 13,334 shares of common stock that vested over 12 months. On September 15, 2017, Dr. Kane was granted options to purchase 10,000 shares of common stock that vested on September 13, 2018. On September 4, 2018, Dr. Kane was granted options to purchase 15,000 shares of common stock that vested on September 4, 2019. On October 8, 2019, Dr. Kane was granted options to purchase 25,000 shares of common stock that vest on October 8, 2020, which are not included in the table above.

(5)	On April 11, 2014, Mr. Safir was granted options to purchase 12,071 shares of common stock by LMB that vested over 36 months and were assumed by the Company when it acquired LMB. On June 23, 2016, Mr. Safir was granted options to purchase 13,334 shares of common stock that vested over 12 months. On September 15, 2017, Mr. Safir was granted options to purchase 10,000 shares of common stock that vested on September 13, 2018. On September 4, 2018, Mr. Safir was granted options to purchase 15,000 shares of common stock that vested on September 4, 2019. On October 8, 2019, Mr. Safir was granted options to purchase 25,000 shares of common stock that vest on October 8, 2020, which are not included in the table above.

(6)	On April 4, 2014, Dr. Holuka was granted options to purchase 2,415 shares of common stock by LMB that vested over 36 months and were assumed by the Company when it acquired LMB. On June 23, 2016, Dr. Holuka was granted options to purchase 13,334 shares of common stock that vested over 12 months. On September 15, 2017, Dr. Holuka was granted options to purchase 10,000 shares of common stock that vested on September 13, 2018. On September 4, 2018, Dr. Holuka was granted options to purchase 15,000 shares of common stock vested on September 4, 2019. On October 8, 2019, Dr. Holuka was granted options to purchase 25,000 shares of common stock that vest on October 8, 2020, which are not included in the table above.

EXECUTIVE COMPENSATION

Executive Compensation Objectives

We seek to achieve the following broad goals in our executive compensation programs and decisions regarding individual compensation:

●	Attract and retain executives critical to our overall success.

●	Reward executives for contributions to achieving strategic goals that enhance stockholder value.

●	Foster and maintain a company culture of ownership, creativity and innovation.

●	Motivate our executive officers to achieve critical long- and short-term development, product and financial milestones set by the Board in consultation with management.

General Compensation Process

The Compensation Committee is responsible for determining the elements and levels of compensation for our executive officers who are named in the Summary Compensation Table and whom we refer to as Named Executive Officers in this proxy statement. In doing so, the Compensation Committee reviews our corporate performance against financial and corporate achievement measures, assesses individual performance and evaluates recommendations of the Chief Executive Officer regarding compensation for other Named Executive Officers. Deliberations of the Compensation Committee may occur within a meeting of the full Board of Directors at which all members of the Compensation Committee are in attendance and the Board of Directors may take action in such meetings upon the advice of the Compensation Committee chair and/or its members.

To assist in its deliberations regarding executive compensation, in fiscal 2018 the Compensation Committee directly engaged FW Cook as its compensation consultant. FW Cook does not undertake any work for us other than its services for the Compensation Committee. The Compensation Committee has determined that FW Cook is independent and that its services do not raise any conflict of interest with us or any of our executive officers or directors. In carrying out its work for the Compensation Committee, FW Cook interacts from time to time directly with our management, as it determines appropriate, regarding its work product prior to presentation to the Compensation Committee in order to confirm alignment with our business strategy and obtain data or information necessary for its work.

FW Cook reviewed and discussed with the Compensation Committee competitive market compensation data for consideration when determining different levels and mix of compensation. The Compensation Committee reviewed publicly available compensation information of executive officers as well as aggregate share usage and dilution of a peer group of companies within the biotechnology and pharmaceuticals industries. These companies were selected by the Compensation Committee with FW Cook’s assistance and were similar to the Company in terms of size, business model and state of development.

The peer group consisted of the following companies:

●	ADMA Biologics, Inc.	●	Hepion Pharmaceuticals (formerly ContraVir Pharmaceuticals, Inc.)
●	AmpliPhi Biosciences Corporation	●	Matinas BioPharma Holdings, Inc.
●	Aradigm Corporation	●	NanoViricides, Inc.
●	Argos Therapeutics, Inc.	●	Regulus Therapeutics, Inc.
●	Cidara Therapeutics, Inc.	●	OpGen, Inc.
●	ContraFect Corporation	●	Oragenics, Inc.
●	CorMedix Inc.	●	SCYNEXIS, Inc.
●	Eiger BioPharmaceuticals, Inc.	●	Vical Incorporated
●	Genocea Biosciences, Inc.	●	Xbiotech
●	Heat Biologics, Inc.

The peer company compensation data provided by FW Cook is used by the Compensation Committee as a general reference point in its compensation review. The Compensation Committee does not set compensation levels at any specific level or percentile against this compensation data (i.e., the Compensation Committee does not “benchmark” our executive compensation levels). The peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

After review and approval by the Compensation Committee of FW Cook’s recommendations, effective October 1, 2018, the Board adopted the Committee’s recommendation for stock option grant guidelines as well as increases in executive and director compensation (see “Director Compensation” above).

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control provisions in employment agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our Named Executive Officers.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each Named Executive Officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, namely FW Cook, may establish salary ranges for our Named Executive Officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each Named Executive Officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the Named Executive Officers are reviewed and approved by the Compensation Committee. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the Named Executive Officers other than the Chief Executive Officer.

The base salary information for our Named Executive Officers for fiscal 2018 and 2019 is set forth in the Summary Compensation Table below. We entered into an employment agreement with each of Leonard Mazur, our Executive Board Chairman, Myron Holubiak, our Chief Executive Officer, and Jaime Bartushak, our Chief Financial Officer, in October 2017, March 2016 and November 2017, respectively. These agreements provide for a salary for each Named Executive Officer and are described under the caption “Employment Agreements” below.

Annual Bonuses

As part of their compensation package, and pursuant to the terms of their employment agreements, our Named Executive Officers generally have the opportunity to earn annual non-equity incentive bonuses. Annual non-equity bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance. Each year the Compensation Committee establishes corporate goals for our Company in consultation with our Chief Executive Officer, with weights assigned to each goal, depending on the extent to which each Named Executive Officer is responsible for each specific goal. The extent to which these goals are met will determine the amount of the non-equity bonus that each Named Executive Officer receives. Pursuant to the terms of their employment agreements, the target award for each Named Executive Officer is based on a percentage of his base salary, and subject to the applicable terms in his individual employment agreement. Pursuant to their respective employment agreements, Mr. Mazur, Mr. Holubiak and Mr. Bartushak are each eligible for an annual bonus, which may equal up to 50%, 50% and 40%, respectively, of his base salary then in effect, as determined by our Board or the Compensation Committee.

For fiscal 2019, the annual non-equity incentive bonuses for our executive officers were based on the achievement of company goals during fiscal 2019, which were established in October 2018 and related to clinical studies for Mino-Lok and Halo-Lido, work on the regulatory pathway for Mino-Wrap, raising capital and attracting institutional investors, and strategic matters. These specific goals were evaluated and selected because they were considered key drivers for creating and growing Company value. Corporate goals for fiscal 2019 were revised to reflect a change in the primary endpoint in the Phase 3 Mino-Lok trial as well as a reduction in the number of subjects needed to complete the trial. For fiscal 2019, Mr. Mazur, Mr. Holubiak and Mr. Bartushak were potentially entitled to cash bonuses of up to $125,000, $225,000 and $116,000, respectively. Based on the achievement of the revised corporate goals for fiscal 2019, of which one was not met and some were not fully met, while others met or surpassed expectations, the Board approved the payment to Mr. Mazur, Mr. Holubiak and Mr. Bartushak of a cash bonus equal to 91% of their potential 2019 bonuses, or $113,750, $204,750 and $105,560, respectively.

Long-Term Incentive Equity Awards

We believe that long-term corporate success is achieved with an ownership culture that encourages high performance by our employees through the use of stock-based awards. Our 2014 Stock Incentive Plan and 2018 Omnibus Stock Incentive Plan were each established, and the 2020 Plan is proposed to be established, to provide our employees, including our Named Executive Officers, with incentives to help align employees’ interests with the interests of our stockholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals of incentivizing long-term performance. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has the ability under our 2014 Stock Incentive Plan and 2018 Omnibus Stock Incentive Plan, and the 2020 Plan if approved, to grant restricted stock and other equity awards as part of our long-term incentive program, although no such awards have been granted to date. We have selected the Black-Scholes method of valuation for stock-based compensation. Due to the early stage of our business and our desire to preserve cash, we may provide a greater portion of total compensation to our Named Executive Officers through stock options or other equity awards than through cash-based compensation. The Compensation Committee generally oversees the administration of our 2014 Stock Incentive Plan and 2018 Omnibus Stock Incentive Plan.

Stock Options

Our 2014 Stock Incentive Plan and 2018 Omnibus Stock Incentive Plan each authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.

The Compensation Committee reviews and approves stock option awards to Named Executive Officers based upon a review of competitive compensation data, an assessment of individual performance, a review of each Named Executive Officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, after consideration of any recommendations of our Chief Executive Officer.

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire 10 years after the date of grant. The fair value of the options granted to the Named Executive Officers and reflected in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Code.

We expect to continue to use stock options as a long-term incentive vehicle because:

●	Stock options align the interests of our Named Executive Officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

●	Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones although we have not used such performance-based vesting to date.

●	Stock options help provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while stock options focus on long-term compensation.

●	The vesting period of stock options over time encourages executive retention and is designed to increase stockholder value. In determining the number of stock options to be granted to our Named Executive Officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual Named Executive Officer’s total compensation.

Executive Benefits and Perquisites

Our Named Executive Officers, all of whom currently are parties to employment agreements, will continue to be parties to such agreements in their current form until the expiration or termination of the employment agreement or until such time as the Compensation Committee determines in its discretion that revisions to such agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our Named Executive Officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans. As a result, none of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee or Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in our have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee or Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our Named Executive Officers for the years ended September 30, 2019 and 2018.

Name & Position	Fiscal Year	Salary	Nonequity Incentive Plan Compensation	Option Awards (1)		All Other Compensation	Total

Leonard Mazur	2019	$250,000	$113,750	$109,380	(2)	--	$473,130
Executive Chairman	2018	$250,000	$103,750	$44,572	(3)	--	$398,322

Myron Holubiak	2019	$450,000	$204,750	$109,380	(2)	--	$764,130
Chief Executive Officer	2018	$450,000	$186,750	$44,572	(3)	--	$681,322

Jaime Bartushak	2019	$290,000	$105,560	$129,969	(2)	--	$525,529
Chief Financial Officer	2018	$250,000	$85,000	$123,992	(3)	--	$458,992

(1)	No options were granted in the year ended September 30, 2019. Any dollar amount set forth would represent the dollar amount recognized for financial statement reporting purposes for all options granted to the executive officer with respect to the fiscal year in accordance with FASB ASC Topic 718.

(2)	On October 8, 2019, we granted to Mr. Mazur, Mr. Holubiak and Mr. Bartushak options to purchase 175,000, 175,000 and 100,000 shares of common stock, respectively, at an exercise price of $0.67 per share that vest in equal one-third amounts on the first, second and third anniversaries of the issue date. Because these options were granted in October 2019, they are not included in the table above.

(3)	On September 4, 2018, we granted to Mr. Mazur, Mr. Holubiak and Mr. Bartushak options to purchase 150,000, 150,000 and 70,000 shares of common stock, respectively, at an exercise price of $1.62 per share that vest in equal one-third amounts on the first, second and third anniversaries of the issue date.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table contains certain information concerning unexercised options for our executive officers as of September 30, 2019.

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price (e)	Option Expiration Date (f)

Leonard Mazur	220,000	--	$6.75	9/12/2024
Executive Chairman	26,667	13,333	$3.45	9/13/2027
	50,000	100,000	$1.62	9/04/2028

Myron Holubiak	26,667	--	$8.10	10/01/2025
Chief Executive Officer	26,667	13,333	$3.45	9/13/2027
	50,000	100,000	$1.62	9/04/2028

Jaime Bartushak	48,267	--	$10.50	7/06/2026
Chief Financial Officer	16,667	8,333	$3.45	9/13/2027
	23,333	46,667	$1.62	9/04/2028

Option Repricings

We did not engage in any repricings or other modifications to any of our executive officers’ outstanding options during the year ended September 30, 2019.

Employment Agreements

Leonard Mazur

On October 19, 2017, the Company and Leonard L. Mazur, the Company’s Executive Chairman and Secretary of the Company’s Board of Directors, entered into an Amended and Restated Employment Agreement (the “Mazur Employment Agreement”) with the following terms:

Compensation and Benefits. In exchange for his services with the Company, Mr. Mazur will receive an annual salary of $250,000 and will be eligible for an annual bonus of up to 50% of his annual salary. Mr. Mazur’s bonus will be based on his attainment of certain financial, clinical development and business milestones, as established annually by the Board. Mr. Mazur will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

Term and Termination. The Mazur Employment Agreement has a three-year initial term ending on October 19, 2020, which will automatically renew for additional one-year terms unless terminated by the Company or by Mr. Mazur. If the Company terminates Mr. Mazur’s employment for Cause or if Mr. Mazur resigns without Good Reason, he will be entitled only to payment of his accrued compensation as of such date. If the Company terminates Mr. Mazur’s employment without Cause or Mr. Mazur resigns for Good Reason, then conditioned upon Mr. Mazur executing a release following such termination, Mr. Mazur will continue to receive his annual salary and certain benefits for a period of 12 months following the effective date of the termination of his employment. In addition, the portion of Mr. Mazur’s unvested options to purchase shares of the Company’s common stock that would have vested at the next immediate vesting event following his termination date will vest and become immediately exercisable upon his termination date. In the event Mr. Mazur is terminated under either of these circumstances within 90 days prior to a Change of Control or within two years following a Change of Control, Mr. Mazur will receive a lump sum payment for 18 months’ salary, continue to receive benefits for a period of 18 months, and all of Mr. Mazur’s unvested Company stock options will vest and become immediately exercisable.

If Mr. Mazur’s employment is relieved during a period of Disability, notwithstanding any removal or reassignment, he will continue to receive his full salary, subject to certain adjustments that may apply, for up to 90 consecutive days or 180 days in the aggregate during any consecutive 12-month period.

Appointment to Board of Directors. In connection with Mr. Mazur’s employment, the Company agrees to use its best efforts to cause Mr. Mazur to be elected as a member of the Board and to include him in management’s slate of nominees for election to the Board at every stockholders meeting during the term of the Mazur Employment Agreement at which Mr. Mazur’s term as a director would otherwise expire. In addition, Mr. Mazur agrees to accept election, and to serve during the term of the Mazur Employment Agreement, as a member of the Board without any compensation other than as specified in the Mazur Employment Agreement.

Covenants. The Mazur Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Mazur’s employment and for a period of nine months and 24 months, respectively, following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and return of Company property.

Myron Holubiak

On March 30, 2016, in connection with the merger by and among the Company, Citius LMB Acquisition Corp. and Leonard-Meron Biosciences, Inc., the Company’s Board of Directors appointed Myron Holubiak to serve as the Chief Executive Officer of the Company and entered into an Employment Agreement (the “Holubiak Employment Agreement”) with the following terms:

Compensation and Benefits. In exchange for his services with the Company, Mr. Holubiak will receive an annual salary of $450,000 and will be eligible for an annual bonus of up to 50% of his annual salary. Mr. Holubiak’s bonus will be based on his attainment of certain financial, clinical development and business milestones, as established annually by the Board. Mr. Holubiak is also eligible for an incentive bonus based upon Market Capitalization (as defined in the Holubiak Employment Agreement) of the Company. Mr. Holubiak will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

Term and Termination. The Holubiak Employment Agreement has a three-year initial term, which ended on March 30, 2019, and automatically renews for additional one-year terms unless terminated by the Company or by Mr. Holubiak. If the Company terminates Mr. Holubiak’s employment for Cause or if Mr. Holubiak resigns without Good Reason, he will be entitled only to payment of his accrued compensation as of such date. If Mr. Holubiak’s employment is terminated as a result of his Disability, if the Company terminates Mr. Holubiak’s employment without Cause or if Mr. Holubiak resigns for Good Reason, then conditioned upon Mr. Holubiak executing a release following such termination, Mr. Holubiak will continue to receive his annual salary and certain benefits for a period of 12 months following the effective date of the termination of his employment. In the event Mr. Holubiak is terminated in connection with a Change of Control or within six months following a Change of Control, Mr. Holubiak will receive a lump sum payment for 18 months’ salary, his full annual bonus, and continue to receive benefits for a period of 18 months.

Appointment to Board of Directors. In connection with Mr. Holubiak’s employment, the Company agrees to use its best efforts to cause Mr. Holubiak to be elected as a member of the Board and to include him in management’s slate of nominees for election to the Board at every stockholders meeting during the term of the Holubiak Employment Agreement at which Mr. Holubiak’s term as a director would otherwise expire. In addition, Mr. Holubiak agrees to accept election, and to serve during the term of the Holubiak Employment Agreement, as a member of the Board without any compensation other than as specified in the Holubiak Employment Agreement.

Covenants. The Holubiak Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Holubiak’s employment and for a period of 12 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and assignment of inventions.

Jaime Bartushak

On November 27, 2017 the Company’s Board of Directors appointed Jaime Bartushak to serve as the Chief Financial Officer of the Company and entered into an Employment Agreement (the “Bartushak Employment Agreement”) with the following terms:

Compensation and Benefits. In exchange for his services with the Company, Mr. Bartushak will receive an annual salary of $250,000 and will be eligible for an annual bonus of up to 40% of his annual salary. Mr. Bartushak bonus will be based on his attainment of certain financial, clinical development and business milestones, as established annually by the Board. Mr. Bartushak will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

On September 4, 2018 the Company’s Board of Directors approved an increase to Mr. Bartushak annual salary to $290,000 after receiving input from FW Cook, an independent compensation consultant with the increase being made effective October 1, 2018.

Term and Termination. Under the Bartushak Employment Agreement, Mr. Bartushak’s employment will be at will and continue until terminated by either party. If the Company terminates Mr. Bartushak’s employment for Cause or if Mr. Bartushak resigns without Good Reason, he will be entitled only to payment of his accrued compensation as of such date. If the Company terminates Mr. Bartushak’s employment without Cause or Mr. Bartushak resigns for Good Reason, then conditioned upon Mr. Bartushak executing a release following such termination, Mr. Bartushak will continue to receive his annual salary and certain benefits for a period of 12 months following the effective date of the termination of his employment and his annual bonus prorated based on the date of termination. The definition of Good Reason includes any “Change in Control”, which is defined as including the sale of substantially all the assets of the Company, any merger, consolidation or acquisition of the Company by or into another party, entity or person, and or any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions.

Covenants. The Bartushak Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Bartushak’s employment and for a period of 12 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and assignment of inventions.

Potential Payments on Change of Control

If the severance payments called for in our agreements for Mr. Mazur, Mr. Holubiak and Mr. Bartushak had been triggered on September 30, 2019, we would have been obligated to make the following payments:

Name	Cash Payment ($ per month) and (# of months paid)		Benefits ($ per month) and (# of months paid)		Number of Options (# that would vest) and ($ market value) (1)
Leonard Mazur	$20,833	12 mos	$0.00	12 mos	410,000	$0.00
Myron Holubiak	$37,500	12 mos	$0.00	12 mos	216,667	$0.00
Jaime Bartushak	$24,167	12 mos	$2,968	12 mos	143,267	$0.00

(1)	The market value equals the difference the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the NASDAQ Capital Market on September 30, 2019, which was $0.76, and the exercise prices for the underlying stock options.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit and Risk Committee

The Audit and Risk Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2019, which were audited by Wolf & Company, P.C. (“Wolf”), an independent registered public accounting firm. The Audit and Risk Committee discussed with Wolf the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committee). The Audit and Risk Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit and Risk Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended September 30, 2019 were compatible with maintaining the independence of Wolf.

Based on the review and discussions referred to in the foregoing paragraph, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.

Our Audit and Risk Committee is currently composed of the following three directors: Mr. Dutia (Chair), Dr. Kane and Mr. Safir. All are independent directors as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ Stock Market listing rules and Section 10A-3 of the Exchange Act. The Board of Directors has determined that Mr. Dutia is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. Our Audit and Risk Committee operates under a written charter adopted by the board, a copy of which is available under Investor Relations—Governance section of our website at www.citiuspharma.com.

Wolf has served as our auditor since 2014 and audited our consolidated financial statements for the years ended September 30, 2014 through September 30, 2019.

THE AUDIT AND RISK COMMITTEE

Suren Dutia, Chairman

Dr. William Kane

Howard Safir

Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed for professional services rendered by our auditor, Wolf, an independent registered public accounting firm, for the audit of our financial statements as of and for the years ended September 30, 2019 and 2018, our filings with the SEC and other audit fees were $111,700 and $107,000, respectively.

Audit Related Fees

The aggregate audit related fees billed for professional services by Wolf for the years ended September 30, 2019 and 2018 were $42,400 and $68,750, respectively.

Tax Fees

The aggregate tax fees billed for professional services by Wolf for the years ended September 30, 2019 and 2018 were $14,000 and $14,500, respectively. Tax fees are for the preparation of federal and state income tax returns.

All Other Fees

No other fees were billed by or paid to Wolf during the years ended September 30, 2019 and 2018.

Pre-Approval Policies and Procedures of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

All fees reported above under the headings Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were approved by the Audit and Risk Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of Wolf in the conduct of its auditing functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since October 1, 2018 to which Citius was or is a party in which:

●	the amount involved exceeded or exceeds the lesser of (i) $120,000 and (ii) one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

April 2019 Offering

On April 1, 2019, Citius entered into securities purchase agreements with institutional investors and accredited investors for the sale by us of an aggregate of 3,430,421 shares of our common stock at a purchase price of $1.545 per share. Concurrently with the sale of the shares, pursuant to the securities purchase agreements, we also sold to the investors unregistered warrants to purchase an aggregate of up to 3,430,421 shares of our common stock. The offering closed on April 3, 2019.

Our Executive Chairman, Leonard Mazur, purchased 1,165,048 shares of common stock and warrants to purchase up to 1,165,048 shares of our common stock for $1.8 million. Our director and Chief Executive Officer, Myron Holubiak, purchased 129,450 shares of common stock and warrants to purchase up to 129,450 shares of our common stock for $200,000. The purchases by Messrs. Mazur and Holubiak were on the same terms as were offered to the public.

September 2019 Offering

On September 25, 2019, Citius entered into an underwriting agreement with H.C. Wainwright & Co., LLC, relating to an underwritten at-the-market offering of (i) 6,760,615 units, with each unit being comprised of one share of the Company’s common stock, par value $0.001 per share, and one warrant to purchase one share and (ii) 1,060,615 pre-funded units, with each pre-funded unit being comprised of one pre-funded warrant to purchase one share and one warrant, which closed on September 27, 2019. The offering price was $0.8951 per unit and $0.895 per pre-funded unit.

Armistice Capital Master Fund, Ltd. (“Armistice”), our largest outside stockholder, purchased 3,910,615 shares of common stock, pre-funded warrants to purchase up to 1,060,615 shares of common stock, and warrants to purchase up to 3,910,615 shares of our common stock for $4,976,785. Our Executive Chairman, Leonard Mazur, purchased 2,234,700 shares of common stock and warrants to purchase up to 2,234,700 shares of our common stock for approximately $2.0 million. Our director and Chief Executive Officer, Myron Holubiak, purchased 558,597 shares of common stock and warrants to purchase up to 558,597 shares of our common stock for 500,000. The purchases by Armistice and Messrs. Mazur and Holubiak were on the same terms as were offered to the public.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit and Risk Committee Charter, the Audit and Risk Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Conduct and Ethics available under the Investor Relations—Governance section of our website at www.citiuspharma.com.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding our Company’s business to the Board in care of our Corporate Secretary at our principal executive offices located at 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016. The Secretary will forward all such communications to the addressee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholder proposals to be included in the proxy statement for our 2021 Annual Meeting of stockholders must be received by us not later than August 21, 2020. Under our bylaws, stockholder proposals to be considered at our next Annual Meeting, including nominees for director, must be received by us not more than 90 days and not less than 60 days before the meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to our Corporate Secretary, Citius Pharmaceuticals, Inc., 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016.

Management’s proxy holders for the 2021 Annual Meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to November 6, 2020.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 967-6677 or by mailing a request to 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 as filed with the SEC is accessible free of charge on the SEC’s website at www.sec.gov. It contains audited financial statements covering the fiscal years ended September 30, 2019 and 2018. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 967-6677 or by mailing a request to our Corporate Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016. Please include your contact information with the request.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting, but if other matters properly come before the meeting, the persons named as proxies in the proxy will vote according to their best judgment. Stockholders are requested to vote promptly via the Internet, by telephone or by mail. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, if you wish. Otherwise your proxy will be voted for you.

By Order of the Board of Directors

/s/ Myron Holubiak
Director, Chief Executive Officer and President

APPENDIX A

CITIUS PHARMACEUTICALS, INC.

2020 omnibus STOCK INCENTIVE PLAN

Approved by the Board: December 10, 2019

Approved by the Stockholders: [February 10, 2020]

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business. As of the Effective Date (as defined below), no new awards will be granted under the Prior Plan (as defined below). Awards under the Prior Plan that are outstanding as of the Effective Date will remain subject to the terms and conditions of, and be governed by, their terms and the Prior Plan.

2. Definitions. The following definitions will apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition will supersede the definition contained in this Section 2.

(a) “Administrator” means the Plan Administrator as described in Section 4.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Nevada, and, to the extent other than Nevada, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c) “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” will not apply until a Corporate Transaction actually occurs; or

(ii) in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Grantee or, if cured, recurs within 180 days.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i) “Committee” means, unless otherwise provided herein, the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the Company’s voting common stock, par value $0.001 per share.

(k) “Company” means Citius Pharmaceuticals, Inc., a Nevada corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service will be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service will not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan will include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-Statutory Stock Option beginning on the day three months and one day following the expiration of such three month period.

(n) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (iv) and (v) whether multiple transactions are related, and its determination will be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

(o) “Data” has the meaning set forth in Section 22 of this Plan.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r) “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by ordinary dividends paid with respect to Common Stock.

(t) “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity will not be sufficient to make such person an “Employee” of the Company or a Related Entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance Award” means an Award under the Plan in which the vesting or other realization of the Award by a Grantee is subject to the achievement of certain performance criteria over the course of a Performance Period, all as determined by the Administrator in accordance with Section 6(d) below.

(ee) “Performance Period” means the time period established by the Administrator during which specified performance criteria must be met in connection with the vesting of an Award as described in Section 6(d) below.

(ff) “Plan” means this Citius Pharmaceuticals, Inc. 2020 Omnibus Stock Incentive Plan, as the same may be amended from time to time.

(gg) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than 30 days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(hh) “Prior Plan” means the Company’s 2018 Omnibus Stock Incentive Plan.

(ii) “Related Entity” means any Parent or Subsidiary of the Company.

(jj) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended from time to time, and includes any successor provisions thereto.

(mm) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(nn) “Share” means a share of the Common Stock.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3. Stock Subject to the Plan.

(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is the sum of (i) Three Million (3,000,000) Shares, plus (ii) the number of shares remaining available for grant under the Prior Plan (up to a maximum of One Hundred Thirty-Five Thousand (135,000) as of the Effective Date. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options will not exceed the number specified in Section 3(a). After the Effective Date, any Shares covered by an award made under the Prior Plan (or portion of a Prior Plan award) which is forfeited, canceled or expires (whether voluntarily or involuntarily), will be added to the maximum aggregate number of Shares which may be issued under the Plan. The maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award will not be returned to the Plan and will not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(c) In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld will not again be available for Awards under the Plan. To the extent that cash is delivered in lieu of Shares upon the exercise of an SAR pursuant to Section 6(m), the Company will be deemed, for purposes of applying the limitation on the number of shares, to have issued the total number of Shares subject to such SAR. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be available for Awards under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator will have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the type, terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award will be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, subject to Section 16(a)(v) below; provided that any amendment that would materially adversely affect the Grantee’s rights under an outstanding Award will not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Statutory Stock Option will not be treated as adversely affecting the rights of the Grantee;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to make other determinations as provided in this Plan; and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan will be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated will be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company and any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, and Performance Awards. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award will be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award will be designated in the Award Agreement. In the case of an Option, the Option will be designated as either an Incentive Stock Option or a Non-Statutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option will be a Non-Statutory Stock Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator will determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d) Performance Awards. The Administrator may issue Performance Awards under the Plan in accordance with this Section 6(d).

(i) The performance criteria for any Performance Awards will be established by the Administrator and may include, but are not limited to, any one of, or combination of, the following criteria:

(A)	Net earnings or net income (before or after taxes);

(B)	Earnings per share;

(C)	Net sales growth;

(D)	Net operating profit;

(E)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(F)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(G)	Cash flow per share;

(H)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(I)	Gross or operating margins;

(J)	Productivity ratios;

(K)	Share price (including, but not limited to, growth measures and total stockholder return);

(L)	Expense targets or ratios;

(M)	Charge-off levels;

(N)	Improvement in or attainment of revenue levels;

(O)	Margins;

(P)	Operating efficiency;

(Q)	Operating expenses;

(R)	Economic value added;

(S)	Improvement in or attainment of expense levels;

(T)	Improvement in or attainment of working capital levels;

(U)	Debt reduction;

(V)	Capital targets;

(W)	Regulatory, clinical, or manufacturing milestones; and

(X)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

(ii) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Grantee to Grantee, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator will have the authority to impose such other restrictions on as it may deem necessary or appropriate to ensure that Performance Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations, and accounting or tax rules and regulations.

(iii) The Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of the such criteria.

(iv) Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Performance Awards for such Performance Period. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) adjust the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period.

(v) Unless otherwise determined by the Administrator, payment of the Award to a Grantee will be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(e) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Non-Employee Director Award Limits. The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $2,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(i) Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award will be the term stated in the Award Agreement, provided, however, that the term will be no more than 10 years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option will be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award will not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award will for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m) Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan will be subject to the following terms and conditions. Each SAR granted to any Grantee will relate to such number of Shares as determined by the Administrator, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of Shares to which the SAR pertains will be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, will comply with all applicable requirements of the Exchange Act), the number of Shares which will be issuable upon the exercise of an SAR will be determined by dividing:

(i) the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” will be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (A) in the case of an SAR related to an Option, the exercise price of the Shares under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount which will be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

(ii) the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares will be issued upon the exercise of an SAR; instead, the holder of the SAR will be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option will be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(m) will be deemed to have been converted into a Non-Statutory Stock Option immediately prior to such surrender.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award will be as follows.

(i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price will be not less than 110% of the Fair Market Value per Share on the date of grant; or

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Statutory Stock Option, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award will be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, will be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award will be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) provides written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) provides written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share; or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8. Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9. Tax Withholding.

(a) Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b) The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i) paying cash;

(ii) electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

(iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v) retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or

(vi) any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the Tax Obligations are required to be withheld.

10. Rights As a Stockholder.

(a) Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder with respect any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights will be paid in respect of any unvested Award, unless and until such Shares vest.

(b) Other Awards. In the case of Awards other than Restricted Stock, a Grantee will not have any rights of a stockholder, nor will dividends or Dividend Equivalent Rights accrue or be paid, with respect any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii) An Award will be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award will terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option will convert automatically to a Non-Statutory Stock Option on the day three months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award will terminate.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within 12 months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option will automatically convert to a Non-Statutory Stock Option on the day three months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award will terminate.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the 12-month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within 12 months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award will terminate.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award will remain exercisable until 30 days after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than 30 days immediately following the expiration of the term of such Award as set forth in the Award Agreement.

12. Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award will be suspended until the Administrator determines that such delivery is lawful and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) Subject to the Applicable Laws and any governing rules or regulations, the Company will issue or cause to be issued the Shares acquired pursuant to an Award and will deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.

(d) No fractional Shares will be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment will be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of Shares subject to an Award.

14. Corporate Transactions.

(a) Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards remain outstanding after the Corporate Transaction (or are assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Grantee incurs an involuntary separation from service by the Company or a Related Entity or successor other than for Cause during a period specified by the Committee, (i) all outstanding Options and SARs will automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding Restricted Stock will immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits will become payable. In such event, Performance Awards that are based on performance goals will vest and be payable as determined by the Committee.

(b) Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards do not remain outstanding after the Corporate Transaction (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), (i) all outstanding Options and SARs will immediately vest and become exercisable, (ii) any restrictions on Restricted Stock will immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits will become payable as of the date of the Corporate Transaction. In that event, Performance Awards that are based on performance goals will vest and be payable as determined by the Committee.

(c) Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Corporate Transaction on Awards as the Committee deems appropriate. In addition to other actions, in the event of a Corporate Transaction, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Committee may determine that outstanding Awards will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Committee may determine that outstanding Options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Restricted Stock will immediately lapse; (iii) the Committee may determine that Grantees will receive a payment in settlement of outstanding Awards of Restricted Stock Units or of other rights or benefits, in such amount and form as may be determined by the Committee; (iv) the Committee may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options and SARs exceeds the exercise price, and (v) after giving Grantees an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment will take place as of the date of the Corporate Transaction or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share exercise price of a given Award, the Company will not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion will take place as of the date of the Corporate Transaction or such other date as the Committee may specify.

(d) Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction will remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15. Effective Date and Term of Plan. The Plan will become effective upon the Effective Date, and will continue in effect for a term of 10 years from the Effective Date unless sooner terminated by the Board. Termination of the Plan will not affect the terms or conditions of any Award granted prior to such termination. Awards hereunder may be made at any time prior to the termination of the Plan, except that no Incentive Stock Options will be granted after the tenth anniversary of the date on which the Plan was adopted by the Board.

16. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii) modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii) modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);

(iv) extend the expiration date of the Plan; and

(v) other than pursuant to Section 13 or in connection with a Corporate Transaction, the Administrator will not, without the approval of the Company’s stockholders, (a) lower the exercise price of an Option or SAR, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan will materially adversely affect any rights under Awards already granted to a Grantee without his or her consent.

17. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

18. No Effect on Terms of Employment/Consulting Relationship. The Plan will not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor will it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

19. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20. Information to Grantees. The Company will provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

21. Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent will remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

22. Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

23. Compliance with Section 409A. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards will be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A or (ii) satisfies the requirements of Section 409A. If an Award is subject to Section 409A, unless the Award Agreement specifically provides otherwise: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction will only be made upon a “change of control event” under Section 409A, and (iv) in no event will a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the Grantee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

24. Unfunded Obligation. Grantees will have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees will have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25. Clawback/Repayment. All Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Grantee may be required to repay any such excess amount to the Company.

26. Construction. Captions and titles contained herein are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

DIRECTIONS TO CITIUS PHARMACEUTICALS, INC.

2020 ANNUAL MEETING AT

11 COMMERCE DRIVE, FIRST FLOOR

CRANFORD, NEW JERSEY 07016

From New York City:

Any Hudson River Crossing to the New Jersey Turnpike South to Route 78 West. From Route 78 West take Exit 52, the Garden State Parkway South to Exit 136 (Linden, Roselle, and Winfield Park). Follow to Centennial Avenue and then Commerce Drive. 11 Commerce Drive is marked accordingly.

From North of Newark:

Take the Garden State Parkway South to Exit 136 (Linden, Roselle, and Winfield Park). Follow to Centennial Avenue and then Commerce Drive. 11 Commerce Drive is marked accordingly.

From South of Newark:

Take the Garden State Parkway North to Exit 136 (Linden, Roselle, and Winfield Park). Follow to Centennial Avenue and then Commerce Drive. 11 Commerce Drive is marked accordingly.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01 Myron Holubiak
02 Leonard Mazur
03 Suren Dutia
04 Carol Webb
05 Dr. William Kane
06 Howard Safir
07 Dr. Eugene Holuka

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000433734_1 R1.0.1.18

CITIUS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
February 10, 2020 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint Myron Holubiak, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CITIUS PHARMACEUTICALS, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of stockholder(s) to be held at 08:00 AM, EDT on February 10, 2020 at the Company's headquarters at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000433734_2 R1.0.1.18